Exhibit 23.7

CONSENT OF TRAVIS BOAM

I consent to the use of my name, or any quotation from, or summarization of, Sections 3-10 and 13 and my contributions to Sections 1, 2, 14, and 23-27 of the technical report summary entitled “Technical Report Summary for the Alta Mesa Uranium Project, Brooks and Jim Hogg Counties, Texas, USA” dated December 31, 2021, prepared by me, included or incorporated by reference in:

(i)    the Annual Report on Form 10-K for the period ended December 31, 2021 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-253666 and 333-226878), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654 and 333-254559), and any amendments or supplements thereto.

I further consent to the filing of the technical report summary as an exhibit to the 10-K.

/s/ Travis Boam
Travis Boam, PG
Energy Fuels Inc.

Date: March 15, 2022